Kodiak Oil & Gas Corp. Announces
Second Quarter 2014 Results and Operations Update

Highlights include:

•	Q2-14 Oil and Gas Sales of $300 million, 73% Increase from Q2-13

•	Q2-14 Adjusted EBITDA of $197 million, 50% Growth from Q2-13

•	Q2-14 Average Daily Sales Volumes of 38,271 BOE/d, 65% Increase from Q2-13

DENVER -- July 31, 2014 /PRNewswire-FirstCall/ -- Kodiak Oil & Gas Corp. (NYSE: KOG), an oil and gas exploration and production company with primary assets in the Williston Basin of North Dakota, today reported financial results for the second quarter ended June 30, 2014 and provided a Williston Basin operations update.

Financial Results

For the second quarter-ended June 30, 2014, the Company reported oil and gas sales of $300.0 million, as compared to $173.5 million during the same period in 2013, representing an increase of 73%. Kodiak reported an overall 65% increase in quarter-over-quarter equivalent sales volumes with 3.5 million barrels of oil equivalent (MMBOE) sold, or an average of 38,271 BOE per day (BOE/d) during the second quarter 2014, as compared to 2.1 million BOE, or an average of 23,205 BOE/d in the second quarter of 2013. Crude oil revenue accounted for approximately 93% of oil and gas sales recorded during the second quarter 2014.
Adjusted EBITDA was $196.9 million for the second quarter 2014, as compared to $131.1 million in the same period in 2013, reflecting a 50% increase. Adjusted EBITDA is a non-GAAP financial measure. For additional information please refer to the reconciliation of this measure at the end of this news release.
Kodiak reported net cash provided by operating activities during the second quarter 2014 of $183.1 million, as compared to $118.3 million during the same period in 2013, an increase of 55%. Kodiak reported net cash provided by operating activities during the six-month period ended June 30, 2014 of $346.6 million, as compared to $232.9 million in 2013.
For the second quarter 2014, the Company reported net income of $21.2 million, or $0.08 per diluted share, compared to net income of $44.3 million, or $0.17 per diluted share, for the same period in 2013.
General and administrative expenses (G&A) for the second quarter 2014 totaled $12.8 million, or $3.68 per BOE, compared to $10.3 million, or $4.89 per BOE, in the second quarter 2013. The decrease in G&A expense per BOE for the second quarter 2014, as compared to the same period in 2013, is attributed primarily to increased production which offset an overall increase in G&A as the Company has expanded operations. As of June 30, 2014, Kodiak had 226 employees, as compared to 134 employees as of June 30, 2013.
Lease operating expenses (LOE) for the second quarter 2014 totaled $32.4 million or $9.29 per BOE, an increase over the second quarter 2013. The Company has continued to experience an incremental increase in LOE. The increase is primarily a result of continuing costs for winterization work and increased workover expenses, including but not limited to the installation of new, more effective pumps. Additionally, as the portfolio of producing wells age, LOE per barrel sold has increased as the production on older wells has declined, yet the Company continues to incur ongoing fixed costs to operate these wells. Kodiak has experienced an even larger incremental per barrel increase in LOE from non-operated properties.
During the second quarter ended June 30, 2014, Kodiak recognized total interest expense related to its outstanding senior notes and credit facility of approximately $31.8 million. The Company capitalized interest costs of $7.6 million for the second quarter 2014.

The following table summarizes the Company's costs on a per-unit basis for the periods shown:

Kodiak Oil & Gas Corp.				% Change
Net Sales Volumes Comparison	Q2-14	Q1-14	Q2-13	Sequential	Q-o-Q
Net Sales Volumes
Crude Oil (MBbls)	3,030	2,677	1,838	13%	65%
Natural Gas (MMcf)	2,716	2,310	1,641	18%	66%
Barrels of Oil Equivalent (MBOE)	3,483	3,062	2,112	14%	65%
Average Daily Volumes
Daily Sales (BOE/day)	38,271	34,025	23,205	12%	65%
Unhedged Product Price Received
Average Price Received Oil ($/Bbl)	$91.72	$88.62	$88.88	3%	3%
Average Price Received Gas ($/Mcf)	$8.15	$8.56	$6.16	(5)%	32%
Average Price Received BOE ($/BOE)	$86.15	$83.93	$82.15	3%	5%
Commodity Price Risk Management Activities
Settlements on Commodity Derivative Instruments ($/BOE)	$(6.46)	$(3.95)	$0.83	64%	(878)%
Expenses
Lease Operating Expense ($/BOE)	$9.29	$7.43	$6.33	25%	47%
Production Tax ($/BOE)	$9.07	$8.95	$8.77	1%	3%
Gathering, Transportation & Marketing Expense ($/BOE)	$2.35	$2.25	$2.67	4%	(12)%
DD&A Expense ($/BOE)	$28.44	$29.27	$29.56	(3)%	(4)%
Total G&A Expense ($/BOE)	$3.68	$4.54	$4.89	(19)%	(25)%
Non-cash Stock-based Compensation Expense ($/BOE)	$1.47	$1.67	$1.66	(12)%	(11)%

Drilling and Completion Operations

Year to date, Kodiak has invested approximately $441.1 million related to its oilfield operations and leasehold acquisitions compared to its full year capital expenditure guidance of approximately $940.0 million. Additional detail on our capital expenditures as of the end of the second quarter of 2014 versus our full year 2014 budget is provided in the table below ($ in millions).

		Six Months Ended
	Annual	June 30, 2014
	2014 Budget	Actual
Capital Expenditures
Drilling and completion costs	$890.0	$433.0
Infrastructure and leasehold acquisitions	50.0	8.1
Total capital expenditures	$940.0	$441.1

Divestitures
Proved and unproved oil and gas properties		$(70.8)

Non-Cash Capitalized Costs
Asset retirement obligations		$2.1
Capitalized interest		16.0

Total capitalized costs, net of divestitures		$388.4

Pilot Program Update

Downspacing work continues in the Company's Polar operating area where we are testing wells spaced approximately 600-650 feet apart within each reservoir. The Company plans to test up to 16 wells within this 1,280-acre DSU with eight wells in the Middle Bakken and eight wells within the Three Forks.

The following table summarizes production data from the Company's downspacing projects.

Average Production per Well (BOE/d)
	Producing Days	BOE/d
Polar Pilot 1.0
Middle Bakken (6 wells)	330	414
Three Forks (6 wells)	300	360

Polar Pilot 2.0
Middle Bakken (2 wells)	150	534
Three Forks (2 wells)	150	414

Smokey Pilot
Middle Bakken (6 wells)	270	368
Three Forks (6 wells)	240	244

Q2-14 Results Teleconference Call

In conjunction with Kodiak's release of its financial and operating results, investors, analysts and other interested parties are invited to participate in a conference call with management on Friday, August 1, 2014 at 11:00 a.m. Eastern Daylight Time.

Kodiak Oil & Gas Corp. Q2-14 Financial and Operating Results Conference Call
Date:	August 1, 2014
Time:	11:00 a.m. EDT
10:00 a.m. CDT
9:00 a.m. MDT
8:00 a.m. PDT
Call:	(877) 870-4263 (US/Canada) and (412) 317-0790 (International)
Internet:	Live and rebroadcast over the Internet: http://www.videonewswire.com/event.asp?id=98847
Replay:	Available for 30 days at http://www.kodiakog.com or http://www.videonewswire.com/event.asp?id=98847

About Kodiak Oil & Gas Corp.
Denver-based Kodiak Oil & Gas Corp. is an independent energy exploration and development company focused on exploring, developing and producing oil and natural gas primarily in the Williston Basin in the U.S. Rocky Mountains. For further information, please visit www.kodiakog.com. The Company's common shares are listed for trading on the New York Stock Exchange under the symbol: “KOG.”

Forward-Looking Statements

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects," "plans," "anticipates," "believes," "intends," "estimates," projects," "potential" and similar expressions, or that events or conditions "will," "would," "may," "could" or "should" occur. Forward-looking statements in this press release include statements regarding the Company's pilot program, the Company's drilling program, including timing and capital expenditures, the completion of the proposed business combination with Whiting Petroleum (the “Arrangement”) and the realization of the potential benefits of the Arrangement.  Factors that could cause or contribute to such differences include, but are not limited to, projecting future timing of development activities, operating risks, the failure to receive the necessary shareholder or regulatory approvals or the failure to satisfy other closing conditions of the Arrangement, the business of the Company and Whiting Petroleum not being integrated successful or such integration proving more difficult, time consuming or costly than expected, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission.

Important Additional Information and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy. The proposed Arrangement anticipates that the shares of Whiting Petroleum Corporation (“Whiting”) to be issued pursuant to the Acquisition will be exempt from registration under the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(10) of the Securities Act. Consequently, the Whiting shares will not be registered under the Securities Act or any state securities laws. In connection with the proposed Arrangement, Whiting and Kodiak intend to file relevant materials with the Securities and Exchange Commission (“SEC”) and other governmental or regulatory authorities, including a joint proxy statement and circular. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT AND CIRCULAR AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WHITING, KODIAK AND THE PROPOSED ARRANGEMENT. The joint proxy statement and circular and certain other relevant materials (when they become available) and other documents filed by Whiting or Kodiak with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain copies of these documents (when they become available) free of charge by written request to Whiting Investor Relations, 1700 Broadway, Suite 2300, Denver, CO 80290-2300 or calling (303) 390-4051 or by written request to Kodiak Investor Relations, 1625 Broadway, Suite 250, Denver, CO 80202 or calling (303) 592-8030.
Participants in the Solicitation

Kodiak, Whiting and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the proposed Arrangement. Information about the executive officers and directors of Kodiak and the number of Kodiak’s common shares beneficially owned by such persons is set forth in the proxy statement for Kodiak’s 2014 Annual Meeting of Shareholders which was filed with the SEC on May 9, 2014, and Kodiak’s Annual Report on Form 10-K for the period ended December 31, 2013. Information about the executive officers and directors of Whiting and the number of shares of Whiting’s common stock beneficially owned by such persons is set forth in the proxy statement for Whiting’s 2014 Annual Meeting of Stockholders which was filed with the SEC on March 23, 2014, and Whiting’s Annual Report on Form 10-K for the period ended December 31, 2013. Investors may obtain additional information regarding the direct and indirect interests of Kodiak, Whiting and their respective executive officers and directors in the Arrangement by reading the joint proxy statement and circular regarding the Arrangement when it becomes available.

For further information, please contact:

Mr. Lynn A. Peterson, CEO and President, Kodiak Oil & Gas Corp. +1-303-592-8075
Mr. James Henderson, CFO, Kodiak Oil & Gas Corp. +1-303-592-8075

Footnotes to the Financial Statements
The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in Kodiak's filing on Form 10-Q for the quarter-ended June 30, 2014.

KODIAK OIL & GAS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$11,230	$90
Accounts receivable
Trade	70,500	108,883
Accrued sales revenues	137,484	121,843
Inventory and prepaid expenses	14,251	11,367
Deferred tax asset, net	27,574	14,300
Total Current Assets	261,039	256,483

Oil and gas properties (full cost method), at cost:
Proved oil and gas properties	4,054,620	3,556,667
Unproved oil and gas properties	532,084	641,644
Equipment and facilities	27,804	27,712
Less-accumulated depletion, depreciation, amortization, and accretion	(793,007)	(605,700)
Net oil and gas properties	3,821,501	3,620,323

Commodity price risk management asset	—	1,290
Property and equipment, net of accumulated depreciation of $2,638 at June 30, 2014 and $1,980 at December 31, 2013	3,920	3,928
Deferred financing costs, net of amortization of $26,104 at June 30, 2014 and $22,963 at December 31, 2013	38,605	41,746

Total Assets	$4,125,065	$3,923,770

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$253,151	$272,858
Accrued interest payable	24,216	24,425
Commodity price risk management liability	61,548	20,334
Total Current Liabilities	338,915	317,617

Noncurrent Liabilities:
Credit facility	775,000	708,000
Senior notes, net of accumulated amortization of bond premium of $1,366 at June 30, 2014 and $1,024 at December 31, 2013	1,554,634	1,554,976
Commodity price risk management liability	4,004	—
Deferred tax liability, net	177,974	133,700
Asset retirement obligations	19,120	16,405
Total Noncurrent Liabilities	2,530,732	2,413,081

Total Liabilities	2,869,647	2,730,698

Stockholders’ Equity:
Common stock—no par value; unlimited authorized
Issued and outstanding: 267,253,911 shares as of June 30, 2014 and 266,249,765 shares as of December 31, 2013	1,036,524	1,024,462
Retained earnings	218,894	168,610
Total Stockholders’ Equity	1,255,418	1,193,072

Total Liabilities and Stockholders’ Equity	$4,125,065	$3,923,770

KODIAK OIL & GAS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Oil sales	$277,897	$163,369	$515,146	$319,212
Gas sales	22,146	10,109	41,912	19,316
Total revenues	300,043	173,478	557,058	338,528

Operating expenses:
Oil and gas production	72,157	37,531	129,194	73,522
Depletion, depreciation, amortization and accretion	99,065	62,409	188,694	119,794
General and administrative	12,804	10,326	26,722	20,628
Total operating expenses	184,026	110,266	344,610	213,944

Operating income	116,017	63,212	212,448	124,584

Other income (expense):
Gain (loss) on commodity price risk management activities, net	(56,290)	22,667	(81,095)	6,923
Interest income (expense), net	(25,574)	(15,785)	(50,124)	(29,595)
Other income (expense), net	(771)	256	55	682
Total other income (expense)	(82,635)	7,138	(131,164)	(21,990)

Income before income taxes	33,382	70,350	81,284	102,594

Income tax expense	12,210	26,100	31,000	38,900

Net income	$21,172	$44,250	$50,284	$63,694

Earnings per common share:
Basic	$0.08	$0.17	$0.19	$0.24
Diluted	$0.08	$0.17	$0.19	$0.24

Weighted average common shares outstanding:
Basic	266,726,108	265,434,514	266,510,637	265,381,746
Diluted	270,395,642	267,906,171	270,048,000	267,851,680

KODIAK OIL & GAS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income	$21,172	$44,250	$50,284	$63,694
Reconciliation of net income to net cash provided by operating activities:
Depletion, depreciation, amortization and accretion	99,065	62,409	188,694	119,794
Amortization of deferred financing costs and debt premium	1,408	828	2,799	1,746
(Gain) loss on commodity price risk management activities, net	56,290	(22,665)	81,095	(6,923)
Settlements on commodity derivative instruments	(22,498)	1,755	(34,587)	3,195
Stock‑based compensation	5,116	3,501	10,236	7,225
Deferred income taxes	12,210	26,100	31,000	38,900
Changes in current assets and liabilities:
Accounts receivable‑trade	14,077	12,859	39,069	(2,154)
Accounts receivable‑accrued sales revenues	2,156	2,404	(15,641)	(7,035)
Prepaid expenses and other	(1,256)	(320)	(1,624)	(186)
Accounts payable and accrued liabilities	1,094	(1,425)	(4,516)	6,068
Accrued interest payable	(5,759)	(11,365)	(209)	8,580
Net cash provided by operating activities	183,075	118,331	346,600	232,904

Cash flows from investing activities:
Oil and gas properties	(263,025)	(246,805)	(473,708)	(522,610)
Sale of oil and gas properties	—	—	70,848	—
Equipment, facilities and other	(243)	(2,955)	(740)	(7,020)
Cash held in escrow	—	(51,000)	—	(51,000)
Net cash used in investing activities	(263,268)	(300,760)	(403,600)	(580,630)

Cash flows from financing activities:
Borrowings under credit facility	115,000	191,000	195,000	354,875
Repayments under credit facility	(40,000)	—	(128,000)	(358,875)
Proceeds from the issuance of senior notes	—	—	—	350,000
Proceeds from the issuance of common shares	2,997	230	3,697	490
Purchase of common shares	(2,540)	—	(2,557)	(518)
Debt and share issuance costs	—	(1,314)	—	(8,234)
Net cash provided by financing activities	75,457	189,916	68,140	337,738

Increase (decrease) in cash and cash equivalents	(4,736)	7,487	11,140	(9,988)

Cash and cash equivalents at beginning of the period	15,966	6,585	90	24,060

Cash and cash equivalents at end of the period	$11,230	$14,072	$11,230	$14,072

Supplemental cash flow information:
Oil & gas property accrual included in accounts payable and accrued liabilities	$149,334	$155,032	$149,334	$155,032
Cash paid for interest	$37,539	$33,732	$63,563	$35,190

KODIAK OIL & GAS CORP.
RECONCILIATION OF ADJUSTED EBITDA
(In thousands)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Reconciliation of Adjusted EBITDA:
Net income	$21,172	$44,250	$50,284	$63,694
Add back:
Depreciation, depletion, amortization and accretion	99,065	62,409	188,694	119,794
Amortization of deferred financing costs and debt premium	1,408	828	2,799	1,746
(Gain) loss on commodity price risk management activities, net	56,290	(22,665)	81,095	(6,923)
Settlements on commodity derivative instruments	(22,498)	1,755	(34,587)	3,195
Stock based compensation expense	5,116	3,501	10,236	7,225
Income tax expense	12,210	26,100	31,000	38,900
Interest expense	24,180	14,970	47,354	27,872
Adjusted EBITDA	$196,943	$131,148	$376,875	$255,503

In evaluating its business, Kodiak considers earnings before interest, income taxes, depletion, depreciation, amortization, and accretion, amortization of deferred financing costs and debt premium, impairment, gains or losses on foreign currency, the net (gain) loss on commodity price risk management activities less settlements on commodity derivative instruments, and stock‑based compensation expense, (“Adjusted EBITDA”) as a key indicator of financial operating performance and as a measure of the ability to generate cash for operational activities, future capital expenditures and an indication of our potential borrowing base under our credit facility. Adjusted EBITDA is not a Generally Accepted Accounting Principle (“GAAP”) measure of performance. The Company uses this non-GAAP measure to compare its performance with other companies in the industry that make a similar disclosure, as a measure of its current liquidity, in developing our capital expenditure budget, to evaluate our compliance with covenants under our credit facility and as a component of the corporate objectives to which we tie the vesting of equity-based awards made to senior executives. The Company believes that this measure may also be useful to investors for the same purpose and for an indication of the Company's ability to generate cash flow at a level that can sustain or support our operations and capital investment program, and that disclosure of this measure provides investors with visibility as to the corporate objectives that affect our executive compensation program. Investors should not consider this measure, or other non-GAAP measures such as adjusted net income, in isolation or as a substitute for operating income or loss, cash flow from operations determined under GAAP or any other measure for determining the Company's operating performance that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not a GAAP measure, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA and net income for the three and six months ended June 30, 2014 and 2013 is provided in the table above.